THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                    FIRST AMENDMENT

                              Dated as of August 12, 1999

                                     amending the

                            Senior Note Purchase Agreement


                               Dated as of June 30, 1994

         FIRST AMENDMENT dated as of August 12, 1999 (the "Amendment") to the SENIOR NOTE PURCHASE AGREEMENT dated as of June 30, 1994 (the "Agreement") by and among The York Group, Inc., a Pennsylvania corporation (the "Company") and The Variable Annuity Life Insurance Company, a Texas corporation (the "Purchaser", and together with its successors and assigns and any holder of Notes (as such term is defined below), the "Holders").

                                 R E C I T A L S

         WHEREAS, the Company has requested that the Purchaser enter into an amendment to the Agreement and the Purchaser is willing to enter into such an amendment subject to the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. AMENDMENTS TO THE AGREEMENT. Effective as of the Effective Date (as hereinafter defined), the Agreement is hereby amended as follows:

            1.1   GLOBAL CHANGES.

            Each reference in the Agreement and in the Notes to "7.87%" shall be changed to "8.37%" (such change in the interest rate to be effective on August 12, 1999), and any reference in the Agreement and in the Notes to "Senior Note" shall be changed to "Senior Secured Note". EXHIBIT A attached to the Agreement is hereby deleted and EXHIBIT A to this Amendment is hereby inserted in lieu thereof. The "Closing Date" under the Agreement shall be deemed to be the Effective Date of this Amendment.

            1.2   AMENDMENTS TO SECTION 1.

            (a) The heading of Section 1 of the Agreement is hereby amended by inserting the language below after the existing heading:

            "; GUARANTEES; PLEDGE AND SECURITY AGREEMENTS.

            1.1   THE NOTES."

            (b) Section 1 of the Agreement is further amended hereby by inserting the following language at the end thereof after Section 1.1:

      "1.2 THE SUBSIDIARY GUARANTEES; THE PLEDGE AGREEMENTS; THE SECURITY AGREEMENTS AND THE TRADEMARK AND PATENT SECURITY AGREEMENTS. The Notes will be unconditionally guaranteed by each of the Company's existing Subsidiaries pursuant to the subsidiary guarantees, substantially in the form of EXHIBIT 4.1C of the Credit Agreement (individually a "Subsidiary Guarantee" and collectively the "Subsidiary Guarantees", which terms shall include after the Closing Date all additional Subsidiary Guarantees from time to time executed and delivered pursuant to SECTION 6.10). The Notes will also have the benefit of one or more (a) Pledge Agreements substantially in the form of EXHIBIT 4.1B of the Credit Agreement (b) Security Agreements substantially in the form of EXHIBIT 4.1A of the Credit Agreement and (c) Trademark and Patent Security Agreements substantially in the form of EXHIBIT 4.1E of the Credit Agreement."

            1.3   AMENDMENTS TO SECTION 3.

            (a) Section 3 of the Agreement is hereby amended by deleting the introductory paragraph and inserting in lieu thereof the following:

      "This Agreement shall be amended as provided in the First Amendment on the Effective Date when all conditions listed below have been met:"

            (b) Section 3.7 of the Agreement is further amended by inserting the words "the Amendment," after the word "Agreement" on the ninth line thereof.

            (c) Section 3 of the Agreement is further amended by adding the following provisions after Section 3.12:

      "3.13 SECURITY AGREEMENTS; TRADEMARK AND PATENT SECURITY AGREEMENTS. Security Agreements and Trademark and Patent Security Agreements shall have been executed by the Company and each Guarantor pledging to the Collateral Agent for the benefit of, among other persons, the Holders substantially all of the personal property assets of the Company and the Guarantors, together with UCC-1 financing statements, patent and trademark filings and any other documents, agreements or instruments necessary or desirable in the Holders' sole reasonable discretion to create an Acceptable Security Interest in such collateral.

      3.14 PLEDGE AGREEMENTS. Pledge Agreements shall have been executed by the Company and the Guarantors pledging to the Collateral Agent for the benefit of, among other persons, the Holders, (a) all of the capital stock of the Subsidiaries of the Company that are not Foreign Subsidiaries and (b) 65% of the capital stock of the Subsidiaries of the Company that are Foreign Subsidiaries, in each case together with stock certificates, stock powers executed in blank, UCC-1 financing statements and any other documents, agreements or instruments necessary or desirable in the Holders' sole reasonable discretion to create an Acceptable Security Interest in such pledged stock.

      3.15 GUARANTEES. The Holder shall have received a duly executed Subsidiary Guarantee from each Guarantor."

            1.4 AMENDMENTS TO SECTION 4.

            (a) Section 4.1 of the Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

            "4.1 MANDATORY REPAYMENTS. The Notes shall be subject to mandatory prepayment as follows: (a) on August 31, 1999 and on the last day of each month thereafter to and including May 31, 2000 (so long as the Notes shall be outstanding), the Company will prepay $297,619.05 of the aggregate principal amount of the Notes, (b) on June 30, 2000 (so long as the Notes shall be outstanding) the Company will prepay $595,238.10 of the aggregate principal amount of the Notes and (c) on July 31, 2000 and on the last day of each month thereafter to and including June 30, 2004 (so long as the Notes shall be outstanding), the Company will prepay $297,619.05 of the aggregate principal amount of the Notes or, if the unpaid balance thereof is less or more, then such other amount as may be then currently outstanding. Each such prepayment under
SECTION 4.1 shall be at the principal amount so to be prepaid, together with accrued interest thereon to the date of such prepayment, without premium or prepayment charge."

            (b) The heading of Section 4.2 of the Agreement is hereby deleted and replaced with the following heading:

      "OPTIONAL AND MANDATORY PREPAYMENT WITH PREMIUM.  (a)"

            (c) The following language shall be added as a new clause (b) after the first sentence of Section 4.2:

      "(b) The Notes shall, if a Triggering Event shall have occurred and be continuing, be subject to mandatory prepayment with (i) the Net Cash Proceeds from Assets as set forth in the proviso of SECTION 7.6(G) and (ii) the casualty proceeds received pursuant to SECTION 6.11, in each case subject to the pro rata treatment set forth in SECTIONS 2.3 and 2.6 of the Intercreditor Agreement (any such proceeds to be applied in accordance with this sentence, the "Mandatory Proceeds"), such prepayments being due and payable on the date the Net Cash Proceeds from Assets are distributed by the Collateral Agent in accordance with
Section 2.3(a) of the Intercreditor Agreement (the "Triggering Prepayment Date"). On the Triggering Prepayment Date the Company shall be deemed to have delivered a notice of prepayment and shall prepay the outstanding Notes in an amount equal to the Mandatory Proceeds, either in whole or in part, by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest on the Notes to the Triggering Prepayment Date, together with a premium equal to the Make-Whole Premium Amount (determined by the Holders) with respect to such principal amount then to be prepaid, determined as of one (1) Business Day prior to the Triggering Prepayment Date."

            (c) The last three sentences of Section 4.2 shall become a new clause (c) of Section 4.2.

            1.5   AMENDMENTS TO SECTION 6.

            (a) Section 6.1(c) of the Agreement is hereby amended by deleting clause (ii) thereof from "(ii) specifying" on the thirteenth line through "SECTIONS 6.8, 7.1, 7.2 and 7.4" on the seventeenth line thereof and inserting in lieu thereof the following: "(ii) specifying the amount available at the end of such accounting period for dividends in compliance with SECTION 7.4 and showing in reasonable detail compliance during and at the end of such accounting period with the restrictions contained in SECTIONS 6.8, 7.1, 7.2, 7.4, 7.6, 7.12, 7.13, 7.14, 7.15 and 7.16."

            (b) Section 6.1(e) of the Agreement is hereby amended by inserting on the third line thereof after the word "Lenders" the following language:

      "or to the Agent (including, without limitation, under SECTION 6.7 of the Credit Agreement)"

            (c) Section 6.6 of the Agreement is hereby amended by inserting at the end thereof the following sentences:

      "None of the Special Purpose Subsidiaries will engage in any line of business other than (i) with respect to T.Y.G. Company, the cash and investment management business for the Company and its Subsidiaries, and (ii) with respect to all other Special Purpose Subsidiaries, the business of acting as an intellectual property holding company for the Company and its Subsidiaries. Additionally, none of such Special Purpose Subsidiaries will incur any Debt other than Debt related to tax liabilities. Finally, the Company shall not own, create or acquire any other Subsidiaries for the purpose of performing the actions described in clauses (i) and (ii) above, other than the Special Purpose Subsidiaries."

            (d) Section 6 is hereby amended by inserting after Section 6.9 of the Agreement the following subsections:

      "Section 6.10 NEW SUBSIDIARIES. The Company shall cause any direct or indirect Subsidiary which is formed or acquired after the Closing Date to, within five (5) days following the formation or acquisition of such Subsidiary, execute and deliver to the Collateral Agent (with sufficient originals for each Holder) all of the following documents: a Subsidiary Guarantee in the form of
EXHIBIT 4.1C of the Credit Agreement, a Security Agreement in the form of
EXHIBIT 4.1A of the Credit Agreement, a Pledge Agreement in the form of EXHIBIT 4.1B of the Credit

Agreement (and such other Security Documents as any Holder may reasonably request), and such evidence of corporate or other authority to enter into such Subsidiary Guarantee, Security Agreement, Pledge Agreement and other Security Documents as any Holder may reasonably request.

      Section 6.11      INSURANCE.

      (a) POLICIES AND CERTIFICATES. Each of the Company and its Subsidiaries will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar assets and properties in the same general areas in which the Company and its Subsidiaries operate. The Company and each of its Subsidiaries will also insure employers' and public and product liability risks with responsible insurance companies, all as reasonably acceptable to the Holders. The Company will (i) on the Closing Date, (ii) on or before January 31st of each calendar year commencing January 31, 2000 and (iii) upon the request of the Holders, furnish a certificate from the Company's insurance agent(s) setting forth the nature and extent of the insurance maintained pursuant to this SECTION 6.11 and providing that such agent will provide fifteen (15) days' advance written notice to the Holders prior to cancellation of any such insurance. In addition, upon the request of the Holders, the Company will deliver to the Holders copies of the underlying policies (as they are available), and evidence that the premiums have been paid before termination of any insurance policies representing such insurance. If such insurance is not maintained in full force and effect, the Collateral Agent at its option may procure such insurance at the Company's and its Subsidiaries' expense. All policies representing property insurance shall name the Collateral Agent as loss payee in a form reasonably satisfactory to the Collateral Agent. All policies representing liability insurance shall name the Collateral Agent, for the benefit of itself, the Agent, the Lenders and the Holders, as an additional named insured party in a form reasonably satisfactory to the Collateral Agent.

      (b) NOTICE OF CASUALTY EVENTS, ETC. Promptly upon obtaining knowledge thereof, the Company and its Subsidiaries shall notify the Collateral Agent and each Holder of any material casualty to the Collateral, including all casualties to the Collateral where the aggregate damage to the Collateral could reasonably be expected to exceed $1,000,000. With respect to any potential claims under any property insurance maintained by the Company and its Subsidiaries in excess of such amount, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may, but shall not be required to, make proof of loss under, settle and adjust any claims under, and receive the proceeds under any such property insurance or direct the Debtor (as defined in each Security Agreement) to take such actions at the direction of the Collateral Agent, and the reasonable expenses incurred by the Collateral Agent in the adjustment and collection of such proceeds shall be paid by the Company and its Subsidiaries. The Collateral Agent shall not be liable or responsible for failure to collect or exercise diligence in the collection of any proceeds.

      (c) PAYMENTS. With respect to any casualty to the Collateral, after the occurrence and during the continuance of an Event of Default, all proceeds of such casualty, including any property insurance proceeds, proceeds from actions, and any other proceeds, whether or not above the amounts specified above, are assigned to the Collateral Agent and shall be paid directly to the Collateral Agent and applied in accordance with paragraph (d) below. In the event that any such proceeds are paid to the Company or any of its Subsidiaries in violation of the foregoing, the Company or such Subsidiary shall hold the proceeds in trust for the Collateral Agent, segregate the proceeds from the other funds of the Company or such Subsidiary, and promptly pay the proceeds to the Collateral Agent with any necessary endorsement. Upon the request of the Collateral Agent, after the occurrence and during the continuance of an Event of Default, each of the Company and its Subsidiaries shall execute and deliver to the Collateral Agent any additional assignments and other documents as may be necessary or desirable to enable the Collateral Agent to directly collect the proceeds.

      (d) APPLICATION OF PROCEEDS. With respect to the proceeds of any casualty required to be paid to the Collateral Agent hereunder, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, either disburse the proceeds to the Company or any of its Subsidiaries for the purpose of repairing, replacing, and restoring the damaged collateral or retain the proceeds and apply such proceeds as provided for in SECTIONS 2.3 and 2.6 of the Intercreditor Agreement and Section 4.2(b) hereof.

      6.12 NEW NOTE. At any time after the Closing Date and simultaneously with delivery by the Holders to their counsel (including, without limitation, Willkie Farr & Gallagher) of the initial 7.87% Senior Note or of an affidavit of loss or destruction of such Note in accordance with SECTION 11.4 of this Agreement, the Company shall deliver to the Holders' counsel (including, without limitation, Willkie Farr & Gallagher) a new Note substantially in the form of EXHIBIT A attached hereto.

      6.13 POST-CLOSING MATTERS. The Company agrees that it will, (a) within 60 days after the Closing Date, execute and deliver Mortgages, title commitments, title policies, surveys environmental reports and audits, and such other documents, agreements or instruments as the Collateral Agent may reasonably request with respect to the real properties required to be pledged as Collateral as security for the Obligations as determined by the Collateral Agent in its sole reasonable discretion, (b) within 10 days of the Closing Date, deliver to the Collateral Agent and the Holders (i) evidence satisfactory to the Collateral Agent indicating that there are no Liens on any of the properties or assets of any of the Company or its Subsidiaries other than Permitted Liens, or evidence that any such Liens (other than Permitted Liens) have been terminated or will be terminated within 20 days of the Closing Date, (ii) the stock certificates and stock powers required in connection with the pledge of the shares of Colonial Guild, Ltd., Elder Davis, Inc., Cercueil Lauziere Inc., Puget Sound Casket Company, and Oregon Casket Company, Inc., and (iii) the intercompany notes held by the Special Purpose Subsidiaries, and (c) within 45 days after the Closing Date, permit the Collateral Agent (or its representatives) to complete a collateral audit of the Company's and its Subsidiaries' properties, (d) within 30 days after the Closing Date, deliver to or cause to be delivered to each Holder one or more subordination agreements from each of the Special Purpose Subsidiaries (the "Subordination Agreements") substantially identical to the subordination agreements delivered to the Agent and the Lenders under the Credit Agreement (in the form attached as EXHIBIT 4.1D of the Credit Agreement) on the Closing Date or to be delivered to the Agent and the Lenders from time to time after the Closing Date and (e) within 15 days after the Closing Date, the Company at its expense shall obtain for the Notes a PPN issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

      6.14 BANK ACCOUNTS. Within sixty (60) days from the Closing Date, the Company shall establish with the Agent, any Lender or any Affiliate thereof, a concentration account (the "Concentration Account") into which all deposits and receipts existing in the Company's and its Subsidiaries' respective bank accounts shall be deposited on a daily basis. The Collateral Agent, for the benefit of the Agent, the Lenders and the Holders shall have an Acceptable Security Interest in the Concentration Account, and each of the Borrower and its Subsidiaries shall cause each depository where such bank accounts are maintained to execute and deliver a bank account agreement in form and substance satisfactory to the Collateral Agent providing for, among other things, (a) the grant of an Acceptable Security Interest in favor of the Collateral Agent in each such bank account (and the amounts contained therein) and (b) a weekly wire transfer or automated clearinghouse transfer to the Concentration Account of all amounts contained in such bank accounts.

      6.15 PAYMENT OF FEES. No later than Monday, August 23, 1999, the Company shall pay (i) a closing fee of $89,285.71 to the Holders by wire transfer of immediately available funds to: ABA#011000028, State Street Bank and Trust Company, Boston, MA 02101 Re: The Variable Annuity Life Insurance Company, AC-0125-821-9 (OBI=PPN#98663 @ AA8 and closing fee) Fund Number PA 54, with a duplicate payment notice to: The Variable Annuity Life Insurance Company, c/o American General Corporation, Attn: Investment Research Department, A37-01, P.O. Box 3247, Houston, Texas 77253-3247, Overnight Mail Address: 2929 Allen Parkway,

A37-01, Houston, Texas 77019-2155, and (ii) without limiting the generality of
SECTION 13.1, the fees and disbursements of Willkie Farr & Gallagher set forth on a statement delivered on or prior to August 23, 1999, by wire transfer of immediately available funds as set forth in such statement."

            1.6   AMENDMENTS TO SECTION 7.

            (a) Section 7.1 of the Agreement is hereby amended by deleting it from the beginning until the words "in contemplation of such acquisition" and inserting in lieu thereof the following:

      "7.1 RESTRICTIONS ON THE INCURRENCE OF INDEBTEDNESS. The Company and its Subsidiaries shall not contract, assume or suffer to exist any Debt (including, without limitation, any Contingent Obligations), except:

      (a)   Debt under the Financing Documents;

      (b) Debt existing on the Closing Date and described on ANNEX 7.1 hereto; PROVIDED THAT, the aggregate principal amount of such Debt may not be increased;

      (c) unsecured intercompany loans and advances from the Company to any of its Subsidiaries (other than YCF) and unsecured intercompany loans and advances from any of such Subsidiaries to the Company or any other Subsidiaries of the Company (other than YCF), in each case which are subordinated to the obligations of the Company and the Guarantors to Holders under this Agreement and any of the Financing Documents (the "Obligations") in form and substance satisfactory to the Holders;

      (d) Debt under any Interest Rate Protection Agreements entered into to protect the Company against fluctuations in interest rates and not for speculative purposes;

      (e) Debt under the Credit Agreement and any subsequent extensions, renewals or refinancings thereof so long as such Debt is not increased in amount (except as set forth in, and subject to the terms and conditions contained in, the last sentence of SECTION 2.12 of the Intercreditor Agreement) the maturity date is not made earlier in time, the interest rate per annum applicable thereto is not increased, any amortization of principal thereunder is not shortened and the payments thereunder are not increased and the other terms and conditions thereof are no more restrictive than the terms and conditions of the Credit Agreement;

      (f) Debt subordinated to the Obligations hereunder on terms and conditions reasonably satisfactory to the Holders; provided that (i) no principal payments may be made thereon (other than with respect to existing subordinated Debt listed on ANNEX 7.1 hereto) before June 30, 2004, (ii) such Debt contains covenants no more restrictive than the covenants contained in this

Agreement and standstill provisions and (iii) no payments may be made thereon if a Default or an Event of Default shall have occurred and be continuing or would occur as a result of any such payment; and

      (g) Debt not otherwise permitted by this SECTION 7.1 not to exceed $1,000,000 in the aggregate at any time outstanding."

            (b) Section 7.2 of the Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

      "7.2 MINIMUM FIXED CHARGE COVERAGE RATIO. The Company will maintain a Fixed Charge Coverage Ratio as of the end of each calendar month for the twelve month period then ended of at least (i) for all calendar months ending on or before December 31, 1999, 2.25 to 1.00, (ii) for all calendar months ending after December 31, 1999 but on or before May 31, 2000, 2.35 to 1.00, and (iii) for all calendar months ending thereafter, 2.50 to 1.00."

            (c) Section 7.3(a) of the Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

      "7.3 LIENS. (a) The Company and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind except the following (collectively, the "Permitted Liens"):

            (i)         Liens  securing  the   Obligations   pursuant  to  the
Security Documents;

            (ii) Liens securing the Obligations (as such term is defined in the Credit Agreement) pursuant to the Security Documents;

            (iii) Liens arising in the ordinary course of business by operation of law in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance bonds, contracts or leases to which the Company or its Subsidiaries are a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Debt and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

            (iv) mechanics', workmen, materialmen, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

            (v) inchoate Liens under ERISA and Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

            (vi) Liens arising out of judgments or awards against the Company or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Company or such Subsidiary shall be prosecuting on appeal or proceeding for review and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review; provided that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Company and its Subsidiaries secured by such Liens shall not exceed $1,000,000 at any one time outstanding; and provided further that there is adequate assurance, in the reasonable opinion of the Holders, that the insurance proceeds, if any, attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding if necessary to remove such Liens;

            (vii) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

            (viii) encumbrances (other than to secure the payment of Debt), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

            (ix) financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business;

            (x) rights of lessees of equipment owned by the Company or any of its Subsidiaries;

            (xi) Liens securing Capitalized Lease Obligations or purchase money debt permitted by SECTION 7.1(G) on any assets acquired;

            (xii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (i) through (xi), PROVIDED THAT the principal amount of Debt secured thereby (other than with respect to subsection (i) above) does not exceed the initial principal amount secured, and such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced; and

            (xiii) the contractual unperfected right of offset contained in
SECTION 10.6 of the Credit Agreement as in effect on the Effective Date and the related common law right of offset, in each instance, with respect to the funds in the Company's general operating accounts at ABN AMRO Bank N.V. or at any other Lender, if any, deposited in the ordinary course of business; PROVIDED, HOWEVER, that any exercise of such rights of offset will be deemed an immediate Event of Default under SECTION 9.1 hereof."

            (d) Section 7.4 of the Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

      "7.4 RESTRICTIONS ON REDEMPTION; DIVIDENDS. (a) The Company shall not redeem, purchase or otherwise acquire any shares of its capital stock or declare or pay any dividends on its capital stock (other than dividends paid in kind) or make any distribution or payment to shareholders, or set aside funds for any such purpose, except that, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, the Company may pay cash dividends on its common stock in an annual amount not to exceed, on a per share basis, the annual per share amount paid in fiscal year ended in 1998 (but in no event shall the aggregate amount of all dividends paid in any fiscal year exceed the lesser of (i) $1,500,000 and (ii) an amount equal to 50% of the Consolidated Net Income of the Company during the preceding fiscal year); and

      (b) Neither the Company nor any of its Subsidiaries shall, directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owed by the Company or to pay any Debt owed to the Company, or (ii) make loans or advances to the Company or any of its Subsidiaries, except in either case for restrictions existing under or by reason of applicable law, this Agreement and the other Financing Documents."

            (e) Section 7.5 of the Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

      "7.5 RESTRICTIONS ON FUNDAMENTAL CHANGES. Neither the Company nor any of its Subsidiaries shall be a party to any merger into or consolidation with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock, except:

      (a) the Company may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of its assets or stock to, any other Subsidiary of the Company (other than YCF) or the Company, in each case so long as the Company shall be the surviving entity to any such merger or consolidation if the transaction is with the Company;

      (b) subject to the requirements of SECTION 6.10, the Company or any of its Subsidiaries may form new Subsidiaries; and

      (c) the Company and its Subsidiaries may issue additional capital stock or ownership interests so long as there is no scheduled mandatory redemption or scheduled liquidating distribution of any such stock or interest before June 30, 2004."

            (f) Section 7.6 of the Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

      "7.6 TRANSFER OF ASSETS. The Company and its Subsidiaries shall not permit any transfer of any asset of the Company (including, without limitation, the capital stock of or ownership interest in any of its Subsidiaries) or any of its Subsidiaries except:

      (a) Transfers of inventory (other than YMS Rooms) in the ordinary course of business;

      (b) the Transfer of assets that are obsolete, worn out or no longer useful in the business of the Company and its Subsidiaries; PROVIDED THAT (i) the Net Cash Proceeds from Assets received by the Company or any of its Subsidiaries from any such Transfer are either (A) reinvested by the Company and its Subsidiaries in replacement assets (with equal or greater value) within the three-month period following such Transfer (or, if such replacement assets have already been acquired prior to such Transfer with internal cash flow of the Company and its Subsidiaries, applied as a reimbursement to the Company or such Subsidiary for the purchase price of such asset) or (B) applied in accordance with the proviso to clause (g) below, and (ii) within ten days of such Transfer, the Company notifies the Agent of its intention to either reinvest such Net Cash Proceeds from Assets in replacements assets or apply such Net Cash Proceeds from Assets pursuant to subclause (B) above.

      (c) Transfers of any assets among the Company and any of its Subsidiaries (other than Special Purpose Subsidiaries);

      (d)   Transfers permitted by SECTION 7.5;

      (e) Transfers of YMS Rooms made in accordance with SECTION 7.11;

      (f) Transfers of any non-core assets of the Company and its Subsidiaries; PROVIDED THAT, (i) the fair market value of all such assets transferred during any fiscal year may not exceed 15% of Tangible Net Worth as of the Company's most recent fiscal year end and (ii) the Net Cash Proceeds from Assets received from all such Transfers are applied in accordance with the proviso to clause (g) below; and

      (g) the sale of the Aiken, South Carolina plant; PROVIDED THAT, (i) 80% (or 100% if a Triggering Event shall have occurred and be continuing) of the Net Cash Proceeds from Assets received by the Company or any of its Subsidiaries from Transfers contemplated by clauses (b) and (f) above and this clause (g) are applied as a prepayment of the Notes in accordance with SECTION 4.2(B) hereof and the Term Loans in accordance with SECTION 2.9(B) of the Credit Agreement, on a pro rata basis in accordance with SECTIONS 2.3 and 2.6 of the Intercreditor Agreement.

Upon the sale, disposition or other Transfer of any asset permitted in accordance with this SECTION 7.6 and so long as no Default or Event of Default shall have occurred and be continuing (or would be occasioned thereby), then the Collateral Agent shall be permitted to, at the expense of the Company and without the consent of any Holder, execute and deliver such releases or terminations (or similar instruments) as may be reasonably necessary in order to consummate such sale, disposition or Transfer."

            (g) Section 7.7 of the Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

      "7.7 TRANSACTION WITH AFFILIATES. Except as otherwise specifically permitted herein, the Company and its Subsidiaries shall not enter into or be a party to any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of such entity's business and upon fair and reasonable terms no less favorable to such entity than would be able to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate."

            (h) Section 7 of the Agreement is further amended by inserting the following language after Section 7.8:

      "7.9 NEGATIVE PLEDGES. Neither the Company nor any of its Subsidiaries shall enter into any agreement creating or assuming any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired other than as permitted hereunder. Neither the Company nor any of its Subsidiaries shall enter into any agreement other than this Agreement, the Financing Documents, the Credit Agreement and the Credit Documents (as such term is defined in the Credit Agreement) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or prohibiting or restricting the ability of the Company or any of its Subsidiaries to amend or otherwise modify this Agreement or any Financing Document.

      7.10 VENDOR LEASE PLAN AGREEMENT; CREDIT AGREEMENT. The Company shall not amend or supplement or permit any Subsidiary to amend or supplement (or consent to any amendment or supplement of) the Vendor Lease Plan Agreement. In addition, the Company shall not amend or supplement or permit any Subsidiary to amend or supplement (or consent to any amendment or supplement of) the Credit Agreement to the extent that such amendment or supplement provides for the following or which has any of the following effects:

      (a) increases the overall principal amount of the Debt under the Credit Agreement (except as set forth in, and subject to the terms and conditions contained in, the last sentence of SECTION 2.12 of the Intercreditor Agreement) or increases the amount of any single scheduled installment of principal or interest;

      (b) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

      (c) shortens the final maturity date of such Debt or otherwise accelerates the amortization schedule with respect thereto;

      (d) increases the rate of interest accruing on such Debt;

      (e) provides for the payment of additional fees or increases existing fees; or

      (f) adds restrictions which are more onerous or more restrictive than those contained in this Agreement or which are otherwise materially adverse to the Company or the Holders.

      7.11 YMS ROOMS. Neither the Company nor any of its Subsidiaries will enter into, install or otherwise maintain YMS Rooms with any customer other than (i) YMS Rooms in existence and under lease with the Company or its Subsidiaries prior to the date hereof, which leases are described on SCHEDULE 6.16, (ii) YMS Rooms for which the Company or its Subsidiaries will be paid cash consideration in accordance with its normal trade terms, (iii) YMS Rooms installed with a customer as part of the Company's "millennium program", which program allows for installation of YMS Rooms with certain large funeral homes in lieu of the Company giving higher cash rebates to such customers; PROVIDED THAT, such YMS Rooms under this clause (iii) shall only be permitted to the extent the Capital Expenditures associated with such YMS Rooms are included in the most recently delivered Capital Expenditure budget approved by the Holders prior to the Closing Date, (iv) YMS Rooms which the Company or its Subsidiaries have subsequently sold to First Sierra pursuant to the YMS leasing program evidenced by the Vendor Lease Plan Agreement, which sales must be for cash consideration to be paid in accordance with its normal trade terms and the terms of which must provide that neither the Company nor any such Subsidiary shall have any further obligations with respect to such YMS Rooms (other than obligations owing pursuant to the Vendor Lease Plan Agreement), and (v) YMS Rooms which have been sold for cash pursuant to such other leasing program approved in writing by the Majority Lenders (as such term is defined in the Credit Agreement) or if the Credit Agreement has been terminated, the Holders.

      7.12 MAXIMUM CAPITAL EXPENDITURES. The Company will not make any Capital Expenditures other than (a) maintenance Capital Expenditures during any fiscal quarter required in connection with the ongoing operation of the Company's and its Subsidiaries' businesses to the extent that such Capital Expenditures for each such fiscal quarter does not exceed the sum of (i) the Capital Expenditures projected amount for such fiscal quarter as set forth in the most recently delivered Capital Expenditures projection furnished to the Holders plus (ii) the amount of any maintenance Capital Expenditures projected to be made during the immediately preceding fiscal quarter (without giving effect to any carry-forward amounts from prior periods) that were not actually made, and (b) Capital Expenditures related to YMS Rooms that comprise the "millennium program" to the extent provided for in the budget for Capital Expenditures delivered prior to the Closing Date.

      7.13 MAXIMUM TOTAL DEBT TO EBITDA RATIO. The Company will maintain a Total Debt to EBITDA Ratio as of the end of each calendar month for the twelve month period then ended of not greater than (i) for the calendar month ending July 31, 1999, 3.25 to 1.00, (ii) for the calendar month ending August 31, 1999, 3.20 to 1.00, (iii) for the calendar month ending September 30, 1999, 3.15 to 1.00, and
(iv) for each calendar month ending thereafter, 3.00 to 1.00.

      7.14 MAXIMUM TOTAL DEBT TO TOTAL CAPITAL RATIO. The Company will maintain a Total Debt to Total Capital Ratio as of the end of each calendar month of not greater than 55%.

      7.15 MINIMUM EBITDA. The Company will maintain its EBITDA as of the end of each fiscal quarter for the fiscal quarter then ended of at least (i) for the calendar quarter ending September 30, 1999, $5,575,000, (ii) for the calendar quarter ending December 31, 1999, $6,875,000, (iii) for the calendar quarter ending March 31, 2000, $8,525,000, (iv) for the calendar quarter ending June 30, 2000, $6,975,000, (v) for the calendar quarter ending September 30, 2000, $7,150,000, (vi) for the calendar quarter ending December 31, 2000, $8,575,000,
(vii) for the calendar quarter ending March 31, 2001, $9,000,000, and (viii) for each calendar quarter ending thereafter, $7,375,000.

      7.16 LOANS, ADVANCES, INVESTMENTS. The Company and its Subsidiaries shall not purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "Investment") or lend money or make advances to any Person except:

      (a)   as permitted by SECTION 7.5(A) or (B) or SECTION 7.1(C);

      (b) Investments outstanding as of the Closing Date and listed on ANNEX
7.16 hereto;

      (c) loans to employees of the Company or any of its Subsidiaries for (i) short-term loans in an aggregate amount of no greater than $250,000 at any one time outstanding and in an amount no greater than $100,000 for any Person, and
(ii) moving and travel expenses and other similar expenses; in each case incurred in the ordinary course of business;

      (d) receivables owing to the Company or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Company or such Subsidiary and in compliance with the arms-length requirements of SECTION 7.7;

      (e) other advances or loans to, or Investments in, any Person, PROVIDED THAT the aggregate amount of such other loans and advances outstanding and Investments shall not exceed $250,000 at any one time outstanding;

      (f)   Investments in Cash Equivalents; and

      (g) lease receivables in connection with the YMS Rooms described on ANNEX
7.16 hereto, which lease receivables may not at any time exceed an amount equal to (i) with respect to each existing YMS Room listed on such ANNEX 7.16, the amount of the lease receivables for such YMS Room existing as of the Closing

Date (which maximum lease receivable amount for such YMS Room permitted hereunder shall decrease in accordance with the amortization schedule or payment schedule set forth in the lease for such YMS Room as in effect on the Closing
Date) and (ii) with respect to each YMS Room described on such ANNEX 7.16 as not currently in existence but which is currently committed to be installed, the amount of projected lease receivables for such committed YMS Room set forth on ANNEX 7.16 hereto."

            1.7 AMENDMENTS TO SECTION 8.

            (a) Section 8.3 is hereby amended by (i) deleting the years "1990", "1991", "1992" and "1993" on the third line thereof and inserting in lieu thereof the years "1995," "1996," "1997" and "1998," respectively and (ii) deleting the year "1994" on the sixth line thereof and inserting in lieu thereof the year "1999".

            (b) Section 8 of the Agreement is amended hereby by adding the following subsections after Section 8.24:

      "8.25  YEAR 2000 COMPLIANCE.

      (a) The Company has (i) begun analyzing its business and operations and each of its Subsidiaries and Affiliates' business and operations that could be adversely affected by failure to become Year 2000 compliant (that is, the risk that computer applications, imbedded microchips and other systems used by the Company or any of its Subsidiaries or Affiliates will be able to perform properly date sensitive functions prior to and after December 31, 1999), (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects and (iii) to date, implemented that plan in accordance with that timetable. The Company reasonably believes that it will become Year 2000 compliant for its operations and those of its Subsidiaries and Affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of the Company.

      (b) The Company reasonably believes that any suppliers, vendors, and customers that are material to its operations or the operations of its Subsidiaries and Affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of the Company.

      8.26 INSURANCE. The Company and its Subsidiaries carry insurance with reputable insurers in respect of such of their respective assets and properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses."

            1.8 AMENDMENT TO SECTION 9.
      (a) Clause (c) of Section 9.1 of the Agreement is hereby amended by deleting it and inserting in lieu thereof the following:

      "(c) Default shall occur in the observance or performance of any of the covenants or conditions contained in SECTIONS 6.8, 6.11, 6.13, 6.14 and 6.15 or Sections 7.1, 7.2, 7.3, 7.4(A), 7.5, 7.6, 7.7, 7.9 through 7.16, or the Company shall fail to comply with the notice requirements of SECTION 6.1(G) hereof;"

      (b) Clause (d) of Section 9.1 of the Agreement is hereby amended by deleting it and inserting in lieu thereof the following:

      "(d)  [Intentionally Omitted];"

      (c) Clause (i) of Section 9.1 of the Agreement is hereby amended by inserting after the word "thereby" on the third, seventh and ninth lines thereof the following language: "(including, without limitation, the Financing Documents)".

      (d) Section 9.1 of the Agreement is hereby amended by inserting after clause (l) the following clauses:

      "(m) the Collateral Agent and the Holders shall fail to have an Acceptable Security Interest in the Collateral (other than Collateral deemed immaterial by the Collateral Agent in its sole reasonable discretion) or (ii) any material provision of any Financing Document shall for any reason cease to be valid and binding on the Company or any Guarantor executing such Financing Document, or any such Person shall so state in writing; or

      (n) the Company, any Guarantor, any Person acting on behalf of the Company or any Guarantor or any governmental, judicial or arbitral authority challenges the validity of any Financing Document or the Company's or any Guarantor's obligations thereunder, or any Financing Document ceases to be in full force and effect in all material respects or ceases to give to the Holders the rights and powers purported to be granted in their favor thereby in all material respects.

      (o) any Person or two or more Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Company entitled to vote in the election of directors."

       (e) Section 9.5 of the Agreement is amended hereby by deleting "9.87%" in the first sentence and substituting in lieu thereof "10.37%".

            1.9   AMENDMENTS TO SECTION 12.

            (a) Section 12.1 of the Agreement is hereby amended by inserting the following definitions in their proper alphabetical order:

      ""Acceptable Security Interest" in any Property shall mean a Lien (a) which exists in favor of the Collateral Agent for the benefit of, among other persons, the Holders, (b) which is superior to all other Liens (except as expressly permitted by this Agreement), (c) which secures the Obligations, and
(d) which is perfected and enforceable against all Persons in preference to any rights of any Person therein (other than rights expressly permitted by this Agreement and the Intercreditor Agreement).

      "Acquisition" shall mean a direct or indirect purchase by the Company or any of its Subsidiaries after the date hereof for cash, stock or other securities or other property, whether in one or more related transactions, of all or substantially all of the assets or voting securities or other equity interests of a Person or a business unit, division or group of a Person.

      "Agent" shall mean ABN AMRO Bank N.V. acting in its capacity as agent for the Lenders, and any successor agent appointed pursuant to SECTION 9.7 of the Credit Agreement.

      "Authorized Officer" shall mean any officer or other employee of the Company or the Guarantor, as applicable, authorized from time to time to execute and deliver a Financing Document.

      "Capital Expenditures" shall mean, for any period, the sum, without duplication, of (i) all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (ii) all Capitalized Lease Obligations incurred during such period.

      "Capitalized Lease Obligations" shall mean, for any period, the amount of the Company's and its Subsidiaries' liabilities under all leases (or similar arrangements) of real or personal property (or any interest therein) which in accordance with GAAP would be classified as capitalized leases on the balance sheet of the Company and its Subsidiaries.

      "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (ii) U.S. Dollar denominated time deposits and certificates of deposit maturing within one (1) year from the date of acquisition thereof with any Lender, or any other financial institution whose short-term senior unsecured debt rating is at least A-2 from S&P or P-2 from Moody's; (iii) LIBOR denominated time deposits and certificates of deposit maturing within six (6) months from the date of acquisition thereof with any Lender, or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iv) commercial paper or Eurocommercial paper with a rating of at least A-1 from S&P or P-1 from Moody's, with maturities of not more than twelve (12) months from the date of acquisition; (v) repurchase obligations entered into with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value at the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder; (vi) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; and (vii) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through (vi) above.

      "Collateral" shall mean all of the Property described under the definitions of "Collateral", "Pledged Shares", "Pledged Securities", "Mortgaged Property" or any other similar term contained in any of the Security Documents.

      "Collateral Agent" shall mean ABN AMRO Bank N.V., in its capacity as Collateral Agent under the terms of the Intercreditor Agreement, and any successor Collateral Agent pursuant to Section 3.6 of the Intercreditor Agreement.

      "Consolidated Interest Expense" shall mean, for any period, the total interest expense of the Company and its Subsidiaries on a consolidated basis for such period in connection with Debt, determined in accordance with GAAP.

      "Consolidated Interest Income" shall mean, for any period, the total interest income of the Company and its Subsidiaries on a consolidated basis for such period in connection with Debt, determined in accordance with GAAP.

      "Consolidated Net Worth" shall mean, as of any date of determination, the Company's consolidated stockholders' equity determined in accordance with GAAP.

      "EBITDA" shall mean, as of any date of determination, the sum of (i) Consolidated Net Income before (a) Consolidated Interest Expense, (b) Consolidated Interest Income, (c) provisions for taxes based on income or revenues, and (d) any extraordinary, unusual or nonrecurring gains or losses; plus (ii) the amount of all depreciation, amortization expense and other non-cash charges (excluding the effects of any accruals made in the ordinary course of business) deducted in determining Consolidated Net Income, all calculated on a consolidated basis for the Company and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition, EBITDA shall be adjusted to include the historical financial results of the acquired business (on a historic twelve-month rolling pro forma basis).

      "Financing Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranties, the Security Documents, the Subordination Agreements, the Intercreditor Agreement and any other documents or instruments executed by the Company or any of the Guarantors in connection with this Agreement, as the same may be amended from time to time.

      "First Sierra" shall mean First Sierra Financial, Inc.

      "Foreign Subsidiary" shall mean any Subsidiary of the Company incorporated in a jurisdiction other than in a state, province or territory of the United States.

      "Guarantor" shall mean each Subsidiary of the Company (other than YCF).

      "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of August 12, 1999 among the Company, the Guarantors, the Holders, the Lenders, the Agent and the Collateral Agent, as the same may be amended from time to time.

      "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

      "Lenders" shall mean the Agent and other lenders as defined in the introductory paragraph of the Credit Agreement.

      "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto.

      "Mortgage" shall mean a mortgage in form and substance satisfactory to the Holders, executed by the Company or any of its Subsidiaries, and "Mortgages" shall mean all such Mortgages collectively.

      "Net Cash Proceeds from Assets" shall mean with respect to any asset sale or transfer by the Company or any of its

Subsidiaries permitted by SECTION 7.6 (including, without limitation, any sale or transfer resulting from a casualty event or condemnation), the net cash proceeds received by the Company or such Subsidiary after giving effect to (x) reasonable cash transaction costs and expenses attributable to such sale, (y) cash taxes owing in connection with any taxable gain (measured on a consolidated basis) attributable to such sale and purchase price adjustments reasonably expected to be payable in connection therewith, and (z) the repayment of any Debt owing by the Company or such Subsidiary to any Person (other than the Company or any other Subsidiary of the Company) in respect of such asset.

      "Pledge Agreement" shall mean each of the Pledge Agreements in substantially the form of EXHIBIT 4.1B of the Credit Agreement and executed by the Company or any Subsidiary of the Company to secure all or a portion of the Obligations.
      "Security Agreement" shall mean each of the Security Agreements in substantially the form of EXHIBIT 4.1A of the Credit Agreement and executed by the Company or any Subsidiary of the Company to secure all or a portion of the Obligations.

      "Security Documents" shall mean the Pledge Agreements, the Security Agreements, the Mortgages and each other document, instrument or agreement executed in connection therewith or otherwise executed in order to secure all or a portion of the Obligations.

      "S&P" shall mean Standard & Poor's Ratings Group or any successor thereto.

      "Special Purpose Subsidiaries" shall mean Colonial Trade Company, Inc., Dixie Vault Trade Company, Inc., Doody Trade Company, Inc., Elder Davis Trade Company, Inc., T.Y.G. Company, Inc., T.Y.G. Trade II Company, Inc. and West Point Trade Company, Inc.

      "Tangible Net Worth" shall mean, as of the date of its determination, the Consolidated Net Worth of the Company, excluding all of the Company's consolidated intangible assets, as determined in accordance with GAAP consistently applied.

      "Taxes" shall mean all federal tax returns and all other material tax returns required to be filed and all governmental taxes, rates, assessments, fees, charges and levies.

      "Term Loans" shall mean any advance by a Lender to the Company pursuant to the Credit Agreement as part of a Term Borrowing and refers to a Base Rate Loan or a Eurodollar Loan (as each such term is defined in the Credit Agreement).

      "Total Capital" shall mean, as of any date of determination, the sum of Total Debt plus Consolidated Net Worth as of such date.

      "Total Debt" shall mean, as of any date of determination, the aggregate amount of all Debt of the Company and its Subsidiaries outstanding on such date determined on a consolidated basis in accordance with GAAP.

      "Total Debt to EBITDA Ratio" shall mean, as of any date of determination, the ratio of Total Debt to EBITDA, calculated using Total Debt at the date of determination and EBITDA on a historic rolling twelve-months basis.

      "Total Debt to Total Capital Ratio" shall mean, as of any date of determination, the ratio of Total Debt to Total Capital.

      "Trademark and Patent Security Agreement" shall mean each of the Trademark and Patent Security Agreements in substantially the form of EXHIBIT 4.1E of the Credit Agreement and executed by the Company or any Subsidiary of the Company to secure all or a portion of the Obligations.

      "Transfer" shall mean a sale, transfer, conveyance, assignment or other disposition (or a series of related dispositions), including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, of an asset, but excluding any involuntary transfer by operation of law and any transfers of an asset pursuant to any casualty or theft with respect to such asset.

      "Triggering   Event"   shall   have  the   meaning   set  forth  in  the
Intercreditor Agreement.

      "Vendor Lease Plan Agreement" shall mean the Vendor Lease Plan Agreement between the Company and First Sierra certified by an Authorized Officer of the Company as being true and correct and attaching all amendments, modifications, supplements and waivers to such agreement through the Closing Date.

      "YCF"  shall  mean  the  York   Children's   Foundation,   a  non-profit
corporation.

      "YMS Rooms" shall mean merchandising system rooms of the Company or any of its Subsidiaries set up in the ordinary course of business at third party facilities."

            (b) Section 12.1 of the Agreement is further amended by (1) deleting the figure "5 million" from the fourteenth line of the definition of "Debt" therein and substituting in lieu thereof "2,500,000," and (2) deleting the following language on the twentieth line of such definition: "or (ii) casket repurchase obligations under any repurchase agreements in an amount not to exceed $5,000,000 in the aggregate during the term of this Agreement".

            (c) Section 12.1 of the Agreement is further amended by deleting the definition of "Credit Agreement" and inserting in lieu thereof the following:

            ""Credit Agreement" shall mean the Credit Agreement, among the Company, the Agent and the Lenders, whether or not such Credit Agreement is amended, modified or terminated after the date hereof."

            (d) Section 12.1 of the Agreement is further amended by inserting in the definition of "Consolidated Earnings Before Interest, Leases and Taxes": after the words "(C) Lease Expense" the words:

            "minus (iii) any extraordinary, unusual or nonrecurring gains or losses"

            2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

            2.1 ORGANIZATION, AUTHORIZATION, ETC. Each of the Company, its Subsidiaries and the Guarantors is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of their respective states of organization or incorporation, and has all requisite power and authority to execute, deliver and perform its obligations under this Amendment, the Agreement and the Financing Documents.

      The execution and delivery of this Amendment and the performance of this Amendment, the Agreement and the Financing Documents have been duly authorized by all necessary corporate or other and, if required, stockholder action on the part of the Company, its Subsidiaries and the Guarantors. This Amendment, the Agreement and the Financing Documents are legal, valid and binding obligations of the Company, enforceable against the Company, its Subsidiaries and the Guarantors in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            2.2 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company, its Subsidiaries and the Guarantors of this Amendment, the Agreement and the Financing Documents do not and will not
(i) violate (A) any provision of any law, statute, rule or regulation, other than any law, statute, rule or regulation, the violation of which will not result in a material adverse effect on the financial condition of the Company, or of the certificate of incorporation, certificate of formation, or other constitutive documents or by-laws of the Company, any Subsidiary or any Guarantor, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which the Company or any Guarantor is a party or by which any of them or any of their property or assets is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien (other than any Lien created under the Financing Documents) upon or with respect to any property or assets now owned or hereafter acquired by the Company, any Subsidiary or any Guarantor.

            2.3 GOVERNMENTAL AUTHORIZATIONS, ETC. No approval, authorization or consent of, or registration, filing or declaration with, any state, federal or local governmental body is required in connection with the execution, delivery or performance by the Company of this Amendment, except such as have been made or obtained and are in full force and effect and other than filings, recordings and approvals to record and/or perfect the Liens created by the Financing Documents.

            2.4 NO DEFAULT, ETC. Except as set forth in a letter from the Holders to the Company dated June 28, 1999 (as amended on August 13, 1999), no Event of Default or Default has occurred and is continuing, and neither the Company, any Subsidiary or any Guarantor is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Indebtedness, and no event has occurred and is continuing which, with notice or lapse of time or both, would become such a default.

            2.5 NO UNDISCLOSED FEES. The Company has not, directly or indirectly, paid or caused to be paid any consideration (as supplemental or additional interest, a fee or otherwise) to any Lender in order to induce such Lender to enter into the Credit Agreement or to induce such Lender to take any other action in connection with the transactions contemplated hereby, nor has the Company agreed to make any such payment.

            2.6 DELIVERY OF DOCUMENTS. The Company has provided to each Holder true and complete copies of all documents executed by or provided by the Company to the Collateral Agent, the Agent and the Lenders under the Credit Agreement.

            2.7 NOTES NOT HELD BY COMPANY, ETC. Neither the Company nor any Subsidiary or Affiliate of the Company directly or indirectly owns any of the Notes.

            2.8 OTHER REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in SECTION 8 of the Agreement are true and correct in all material respects on and as of the Effective Date. The schedules to the Agreement with respect to the representations and warranties of the Company set forth in SECTION 8 of the Credit Agreement are set forth in EXHIBIT B hereto.

            3. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.

            This Amendment shall become effective only upon the satisfaction in full (or waiver by the Holders) of the following conditions precedent (the first date upon which each such condition shall have been so satisfied or waived being herein referred to as the "Effective Date"):

                  (a) NO DEFAULTS. On the Effective Date (after giving effect to this Amendment) no Default or Event of Default shall have occurred and be continuing.

                  (b) AMENDMENT. Each of the Company and the Holders shall have executed this Amendment, and counterparts thereof bearing the signatures of the Company shall have been delivered to the Holders.

                  (c) CONDITIONS. All of the conditions of closing set forth in
Section 3 of the Agreement (except for SECTIONS 3.3 and 3.10 of the Agreement) shall be satisfied as of August 12, 1999 as if the Closing Date was such date.

                  (d) REPRESENTATIONS AND WARRANTIES, ETC. The representations and warranties of the Company contained in Section 8 of the Agreement shall be true in all material respects on and as of the Effective Date as though such representations and warranties had been made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date or that there are changes to the factual information contained in such representations and warranties that do not reflect any violation of or failure to comply with any provision of the Agreement, and the Holders have received a certificate of a senior financial officer of the Company, dated the Effective Date, to such effect.

                  (e) FINANCING DOCUMENTS. The Holder shall have received a copy of the Financing Documents executed and delivered by the Company, the Guarantor, the Collateral Agent, the Agent and the Lenders, as the case may be, with no modifications thereof.

                  (f) OFFICER'S CERTIFICATE. The Collateral Agent shall have received an officer's certificate of the Company certifying as to the satisfaction of all conditions to closing, such certificate to be substantially satisfactory in form and substance to all the Holders.

                  (g) VENDOR LEASE PLAN AGREEMENT The Holders shall have received a certified copy of the Vendor Lease Plan Agreement certified by an Authorized Officer of the Company as being true and correct and attaching all amendments, modifications, supplements and waivers to such agreement through the Closing Date.

            4. AGREEMENT; TERMS. Except as otherwise provided hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof, and this Amendment shall not be deemed to waive or amend any provision of the Agreement or the Intercreditor Agreement except as expressly set forth herein. As used in the Agreement, the terms "this Agreement", herein, hereinafter, hereunder, hereto and words of similar import shall mean and refer to, from and after the Effective Date, unless the context otherwise requires, the Agreement as amended by this Amendment. Capitalized terms used and not defined herein shall have the meaning assigned to such terms in the Agreement or the Intercreditor Agreement.

            5. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

            6. COUNTERPARTS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

            7. EXPENSES. Without limiting the generality of SECTION 13.1 of the Agreement, the Company agrees to pay the reasonable fees and disbursements and other charges of Willkie Farr & Gallagher, the Holders' special counsel, for their services rendered in connection with the transactions contemplated hereby and with respect to this Amendment and any other document delivered pursuant to this Amendment and reimburse the Holders for their out-of-pocket expenses in connection with the foregoing; PROVIDED, HOWEVER, that the Company agrees to pay the fees and disbursements of Willkie Farr & Gallagher set forth on a statement delivered to it on or prior to August 23, 1999, no later than Monday, August 23, 1999 by wire transfer as set forth in such statement.

            8. CLOSING Fee. The Company agrees to pay a closing fee equal to $89,285.71 to the Holders no later than Monday, August 23, 1999 by wire transfer as set forth in Section 6.15 of the Agreement.

            9.    LAW GOVERNING:  SUBMISSION TO JURISDICTION.

            (a) THIS AMENDMENT, THE NOTES, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH (i) THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS

OF LAWS THEREUNDER AND (ii) THE LAWS OF THE UNITED STATES OF AMERICA, AS APPLICABLE.

      (b)   EACH  OF THE  COMPANY  AND  THE  HOLDERS  HEREBY  IRREVOCABLY  AND
UNCONDITIONALLY:

            (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, ANY NOTE AND ANY DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF ANY THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND APPELLATE COURTS FROM ANY THEREOF;

            (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN ANY INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM AND MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED OR REFERENCED IN SECTION 13.2 OF THE AGREEMENT; AND

            (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

               [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                             THE YORK GROUP, INC.



                                             By:________________________
                                             Name:
                                             Title:



                                             THE VARIABLE ANNUITY LIFE
                                             INSURANCE COMPANY



                                             By:________________________
                                             Name:
                                             Title:

                                   EXHIBIT "A"



                              THE YORK GROUP, INC.

                            8.37% SENIOR SECURED NOTE

                                DUE JUNE 30, 2004



Registered Note No. ____                                 Houston, Texas
$_______________                                         ______________
PPN ____________

      THE YORK GROUP, INC., a Pennsylvania corporation (the "Company"), for value received, hereby promises to pay to _____________________________________________, or registered assigns, on the
30th day of June, 2004, the principal sum of _________________________ AND
00/100 DOLLARS ($_____________) (or so much thereof as shall not have been prepaid) and to pay interest (computed on the basis of a 360-DAY year, with interest payments calculated on the basis of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of (i) 7.87% per annum from June 30, 1999 to and including August 11, 1999 and (ii) 8.37% per annum from and including August 12, 1999 until maturity, payable commencing on August 31, 1999, and thereafter monthly on the last day of each month and at maturity, and to pay interest on any overdue principal and (to the extent legally permitted) on any overdue installment of interest or any overdue premium, at a rate per annum equal to the Default Rate, after maturity, whether by acceleration or otherwise, until paid. The principal hereof and interest to accrue hereon and premium, if any, are payable in lawful money of the United States of America in accordance with the Agreement (hereinafter defined).

      This note (the "Senior Secured Note") is one of a duly authorized issue of Senior Notes of the Company in the aggregate principal amount of $25,000,000 issued under and pursuant to the terms and provisions of a Senior Secured Note Purchase Agreement dated as of June 30, 1994, as amended by the First Amendment, dated as of August 12, 1999 (the "Agreement"), entered into by the Company with the Purchasers named in Annex I to said Agreement, and this Senior Secured Note and the Holder hereof are entitled equally and ratably with the Holders of all other Senior Secured Notes outstanding from time to time under the Agreement to all of the benefits provided for by said Agreement or referred to therein by any thereof. This Senior Secured Note is also entitled to the benefits of Subsidiary Guarantees heretofore and from time to time hereafter executed and delivered pursuant to the Agreement. The provisions of the Agreement (including, without limitation, Section 5.2 of the Agreement) are hereby incorporated in this Senior Secured Note to the same extent as if set forth at length herein. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

      As provided in the Agreement, upon surrender of this Senior Secured Note for registration or transfer, duly endorsed or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Senior Secured Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the Person in whose name this Senior Secured Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      This Senior Secured Note and any other Senior Secured Note may, under certain circumstances be declared due prior to its expressed maturity date, all in the events, on the terms and in the manner as provided in the Agreement.

      As provided in the Agreement, this Senior Secured Note is subject to optional and mandatory prepayment in whole or in part, with premium, and the Company agrees to make such prepayments of principal on the dates, in the amounts and in the manner provided in the Agreement, to which reference is made for the terms and conditions applicable to prepayment.

      Should the indebtedness represented by this Senior Secured Note or any part thereof be collected in any proceeding provided for in the Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Senior Secured Note, including reasonable attorneys' fees and expenses.

      Notwithstanding any provision to the contrary in the Agreement or this Senior Secured Note or in any document or documents otherwise relating thereto or hereto, in no event shall the Agreement or this Senior Secured Note or such documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received under the Agreement or this Senior Secured Note or in any of the documents otherwise relating thereto or hereto, or in any communication by the Holder hereof or any other Person to the Company or any other party liable for payment of this Senior Secured Note, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Agreement or this Senior Secured Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been received shall be credited against the then unpaid principal balance of this Senior Secured Note or refunded to the Company, at the option of the Holder hereof, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Senior Secured Note, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The term "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

      This Senior Secured Note is entitled to all of the benefits of the Agreement.

      THIS SENIOR SECURED NOTE IS GOVERNED BY AND IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.


                                    THE YORK GROUP, INC.


                                    By:_______________________________
                                        Name:
                                        Title:

                                   EXHIBIT "B"